Exhibit 10.1

THIS AGREEMENT (the “Agreement”) is made on July 29th, 2014

BETWEEN

(1)	KNOT SHUTTLE TANKERS 18 AS, a company incorporated in Norway whose registered office is at Smedasundet 40, 5529 Haugesund (the “Owner”); and

(2)	KNOT SHUTTLE TANKERS POOL AS, a company incorporated in Norway whose registered office is at Smedasundet 40, 5529 Haugesund (the “Charterers”)

BACKGROUND

(A)	By a time charter party dated 6 April 2010 (as amended and previously novated, the “Time Charter”), the Previous Time Charterer agreed to hire and the Owner agreed to let the vessel “Windsor Knutsen” (the “Vessel”) to the Previous Time Charterer on the terms and conditions set out in the Time Charter.

(B)	The Vessel was re-delivered by the Previous Time Charterers to the Owner On July 29th 2014 at 02.30 GMT. The vessel will enter into a new Time Charter with the Previous Time Charterers during the 4 Q of 2015.

(C)	The Charterer has agreed to assume all the rights, liabilities and obligations stated in the Time Charter dated 6 April 2010 at the same terms and conditions from July 29th 2014 at 02.30 GMT until such date and time when the vessel will be re-delivered to the Previous Time Charterer.

(D)	It is further agreed that that Cl. 4 of the Time Charter is amended to allow for the T/C period to be adjusted accordingly.

1	INTERPRETATION

“Previous Time Charterers” means BRAZIL SHIPPING I LIMITED, (formerly known as BG Oil Services Limited), a company organised and existing under the laws of England and Wales having its principal office at 100, Thomas Valley Park Drive Reading, Berkshire, RG6 1PT.

2	GOVERNING LAW AND JURISDICTION

2.1	Incorporation of Time Charter provisions

Governing law, jurisdiction and dispute resolutions under this Agreement shall be as per the Time Charter.

This Agreement has been executed by or on behalf of the parties to this Agreement as a deed on the date specified at the beginning of this Agreement.

OWNER

EXECUTED AND DELIVERED AS A DEED by	)	/s/ Trygve Seglem

Trygve Seglem

For and on behalf of	)

KNOT SHUTTLE TANKERS 18 AS	)

In the presence of:	)	/s/ John Einar Dalsvaag

John Einar Dalsvaag

CHARTERER

EXECUTED AND DELIVERED AS A DEED by	)	/s/ Trygve Seglem

For and on behalf of

KNOT SHUTTLE TANKERS POOL AS

In the presence of:	)	/s/ John Einar Dalsvaag